UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the President and Chief Executive Officer, and a Director, of FalconStor Software, Inc. (the “Company”), James P. McNiel, resigned from all of his positions with the Company, effective immediately.

On June 28, 2013, the Company’s Board of Directors appointed Gary Quinn to serve as the Company’s Interim Chief Executive Officer and Interim President.  From April 8, 2013 to June 28, 2013, Quinn, 52, served as the Company’s Chief Operating Officer.  From April, 2012 through April 8, 2013, Quinn served as the Company’s vice president of sales and marketing for North America, focused on expanding FalconStor’s North American channel sales initiatives and partner network. With more than 20 years at CA Technologies, Quinn last served as executive vice president of international sales and North American channel sales. In his executive sales role at CA, Quinn turned around a three-year decline of the company’s North American channel business to an annual growth rate of 25 percent. He has more than 15 years of executive experience in the rapidly evolving field of technology, specifically within the partner community, assisting in generating revenue streams and strengthening relationships. Most recently, Quinn was the commissioner of information technology (CIO) at Suffolk County Department of Information Technology. He received a bachelor’s degree in computer science from Hofstra University.

Mr. Quinn is employed pursuant to an arrangement with the Company providing for a base salary of $250,000 per annum, plus commissions based on sales.  At target, Mr. Quinn would receive an additional $350,000 in cash compensation.

On June 28, 2013, the Company entered into a Severance Agreement and General Release (the “Agreement”), with Mr. McNiel.  Pursuant to the Agreement, among other things, the Company agreed to pay to Mr. McNiel $400,000 in severance pay and to purchase certain office furniture from Mr. McNiel for $20,000.

Item 8.01.                      Other Events.

On July 1, 2013, the Company issued a press release announcing Mr. McNiel’s resignation and the appointment of Mr. Quinn as Interim Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release

99.1	Press release of the Company dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2013	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release

99.1	Press release of the Company dated July 1, 2013.